UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 21, 2013

The Navigators Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15886	13-3138397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 International Drive, Rye Brook, New York	10573
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 934-8999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2013, Terence N. Deeks, 73, the Company’s Founder, notified the Company that he will retire from his role as Chairman of the Board effective as of May 23, 2013, the date of the Company’s Annual Stockholder Meeting. Mr. Deeks plans to continue to serve as a Director on the Board.

The Board has chosen Robert V. Mendelsohn, 66, to succeed Mr. Deeks as Chairman of the Board. Mr. Mendelsohn has served on the Board of Directors since 2010.

In addition, on March 21, 2013, Marjorie D. Raines, 66, notified The Navigators Group, Inc. (the “Company”) that she will retire from the Board of Directors of the Company (the “Board”) effective as of May 23, 2013, the date of the Company’s Annual Stockholder Meeting and the conclusion of Ms. Raines’ current term. Ms. Raines is the chair of the Finance Committee of the Board and also serves on the Company’s Audit Committee. Ms. Raines has been a director of the Company since 2010.

On March 21, 2013, the Company also announced the nomination of David M. Platter, 53, to stand for election to the Board at the Company’s upcoming Annual Meeting of Stockholders on May 23, 2013.

A copy of the Company’s press release, dated March 21, 2013, announcing these Board changes is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated March 21,2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NAVIGATORS GROUP, INC.

By:	/s/ Bruce J. Byrnes
Name: Bruce J. Byrnes
Title: Senior Vice President and General Counsel

Date:        March 22, 2013

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated March 21, 2013.

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